Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	mark.bendza@honeywell.com

HONEYWELL REPORTS THIRD-QUARTER EPS OF $1.07, ADJUSTED EPS OF $1.56; GENERATES SEQUENTIAL SALES AND SEGMENT PROFIT GROWTH IN ALL SEGMENTS

•Reported Double-Digit Growth in Defense and Space, Warehouse Automation, Personal Protective Equipment, and Recurring Software Sales
•Generated 320 Basis Points of Sequential Operating Margin Improvement
•Delivered Over $450 Million of Cost Savings; Funded $124 Million of Repositioning to Drive Further Savings
•Reinstates Financial Guidance; Expects Fourth Quarter EPS of $1.97 to $2.02 and Full-Year EPS of $6.78 to $6.83, Full-Year Adjusted EPS1 of $7.00 to $7.05

CHARLOTTE, N.C., October 30, 2020 -- Honeywell (NYSE: HON) today announced results for the third quarter of 2020, which improved sequentially versus the second quarter of 2020.
The company reported a third-quarter year-over-year sales decline of 14% reported and organic, operating margin contraction of 250 basis points, and segment margin contraction of 130 basis points, with adjusted earnings per share2 of $1.56.
“I am pleased with the quarter-over-quarter improvements in sales growth, margin expansion and adjusted earnings per share that we delivered in the third quarter,” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “We continued to focus on driving sales growth in areas that have not been as impacted by the current downturn, including defense and space, warehouse automation and personal protective equipment, all of which grew by double-digits organically year-over-year. Recurring software sales also grew double-digits organically, continuing our transformation to a premier software-industrial company.
“We also focused on aggressively managing cost, and delivered over $450 million in savings in the quarter, bringing our year-to-date total to $1.1 billion. We now expect to generate $1.5 billion to $1.6 billion of cost savings during 2020, up from our previous estimate of $1.4 billion to $1.6 billion,” Adamczyk continued. “Honeywell’s balance sheet remains strong, with $15 billion of cash and short-term investments on hand, and we further enhanced our financial flexibility this quarter by issuing $3 billion of bonds at attractive rates and repaying in full the $3 billion term loan borrowed earlier this year. Capital deployment remains a focus for us. In the third quarter, we resumed opportunistic share repurchases and announced the 11th consecutive increase to our dividend. We also recently announced two acquisitions that will provide emerging technologies in our Aerospace business. I am confident we are well-positioned for the economic recovery.”
Adamczyk concluded, “Last month we celebrated two significant milestones: Honeywell’s 100th anniversary on the New York Stock Exchange and our return to the Dow Jones Industrial Average. Honeywell is a company that has weathered the toughest of times and emerged from them stronger than before. This crisis is no exception. We
Adjusted EPS in the headline excludes the impact of a non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing                                                               - MORE -

Honeywell Q3’20 Results - 2

have moved very quickly to introduce new offerings to help people get back to the workplace, back to play, back to travel, and back to life, and I am pleased with the strong demand we are seeing for these solutions. We remain focused on cost management and execution, while also investing in new markets and new technologies that will shape the next 100 years for our customers, shareowners and employees.”
Honeywell expects fourth quarter sales of $8.2 billion to $8.5 billion, representing a year-over-year organic sales decline of 11% to 14%; segment margin of 21.1% to 21.3%, down 10 to 30 basis points; and earnings per share of $1.97 to $2.02, down 2% to 4% adjusted. Full-year sales are expected to be in the range of $31.9 billion to $32.2 billion, representing a year-over-year organic sales decline of 12% to 13%; segment margin of 20.4% to 20.5%, down 60 to 70 basis points; and adjusted earnings per share1 of $7.00 to $7.05, down 14%. A summary of the company’s 2020 guidance can be found in Table 1.

Third-Quarter Performance
Honeywell sales for the third quarter were down 14% on a reported and organic basis. The third-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the third quarter were down 25% on an organic basis driven by lower commercial aftermarket demand due to the ongoing impact of reduced flight hours and lower volumes in commercial original equipment, partially offset by double-digit growth in Defense and Space. Segment margin contracted 240 basis points to 23.2% driven by lower volumes and sales mix.
Honeywell Building Technologies sales for the third quarter were down 8% on an organic basis driven by lower demand for building products and delays in Building Solutions projects, partially offset by growth in the services verticals. Segment margin expanded 60 basis points to 21.6%. Margin performance was driven by commercial excellence and productivity actions.
Performance Materials and Technologies sales for the third quarter were down 16% on an organic basis driven by delays in Process Solutions services and automation projects as well as volume declines in smart energy; lower gas processing projects, catalyst shipments, licensing, and engineering due to softness in the oil and gas sector in UOP; and lower fluorine products volumes in Advanced Materials, partially offset by packaging and composites growth. Segment margin contracted 220 basis points to 19.6% driven by the impact of lower sales volumes, partially offset by productivity actions.
Safety and Productivity Solutions sales for the third quarter were up 8% on an organic basis driven by double-digit Intelligrated and personal protective equipment growth as well as a return to growth in productivity solutions and services, partially offset by lower gas sensing volumes. Orders were up double-digits year-over-year for the fourth straight quarter, driven by approximately 150% personal protective equipment orders growth, and backlog remained at a record high. Segment margin expanded 50 basis points to 13.9% driven by productivity actions and commercial excellence.

Conference Call Details
Honeywell will discuss its third-quarter results and fourth-quarter outlook during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 8:30 a.m. EDT start. Please
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Honeywell Q3’20 Results - 3

mention to the operator that you are dialing in for Honeywell’s third-quarter 2020 earnings call or provide the conference code HON3Q20. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, October 30, until 12:30 p.m. EST, November 6, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 1772801.

TABLE 1: 4Q AND FULL-YEAR 2020 GUIDANCE3

	4Q Guidance	FY Guidance
Sales	$8.2B - $8.5B	$31.9B - $32.2B
Organic Growth	Down (14%) - (11%)	Down (13%) - (12%)
Segment Margin	21.1% - 21.3%	20.4% - 20.5%
Expansion	Down (30) - (10) bps	Down (70) - (60) bps
Earnings Per Share	$1.97 - $2.02	$6.78 - $6.83
Adjusted Earnings Per Share[1]	$1.97 - $2.02	$7.00 - $7.05
Adjusted Earnings Growth[1]	Down (4%) - (2%)	Down (14%)

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	3Q 2020	3Q 2019	Change
Sales	7,797	9,086	(14%)
Organic Growth			(14%)
Segment Margin	19.9%	21.2%	-130 bps
Operating Income Margin	16.8%	19.3%	-250 bps
Earnings Per Share	$1.07	$2.23	(52%)
Adjusted Earnings Per Share[2]	$1.56	$2.08	(25%)
Cash Flow from Operations	1,007	1,471	(32%)
Operating Cash Flow Conversion	133%	91%	42%
Free Cash Flow	758	1,279	(41%)
Adjusted Free Cash Flow[4]	758	1,286	(41%)
Adjusted Free Cash Flow Conversion[5]	68%	85%	(17%)

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Honeywell Q3’20 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	3Q 2020	3Q 2019	Change
Sales	2,662	3,544	(25%)
Organic Growth			(25%)
Segment Profit	617	908	(32%)
Segment Margin	23.2%	25.6%	-240 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	1,305	1,415	(8%)
Organic Growth			(8%)
Segment Profit	282	297	(5%)
Segment Margin	21.6%	21.0%	60 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,252	2,670	(16%)
Organic Growth			(16%)
Segment Profit	442	582	(24%)
Segment Margin	19.6%	21.8%	-220 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,578	1,457	8%
Organic Growth			8%
Segment Profit	219	195	12%
Segment Margin	13.9%	13.4%	50 bps
1Adjusted EPS and adjusted EPS V% guidance exclude 4Q19 pension mark-to-market, adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, and the impact of a non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing
2Adjusted EPS and adjusted EPS V% exclude adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge and the impact of a non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing
3As discussed in the notes to the attached reconciliations, we do not provide guidance for margin or EPS on a GAAP basis
4Adjusted free cash flow and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs of $7M in 3Q19
5Adjusted free cash flow conversion excludes impacts from separation costs related to the spin-offs of $7M in 3Q19, adjustments to the charges taken in connected with the 4Q17 U.S. tax legislation charge, and the impact of a non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, technological, and COVID-19 public health factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, and other developments, including the potential impact of the COVID-19 pandemic, and business decisions may differ from those envisaged by such forward-looking statements. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

No final decision will be taken with respect to such plans or proposals without prior satisfaction of any applicable requirements with respect to informing, consulting or negotiating with employees or their representatives. We
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Honeywell Q3’20 Results - 5

identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date; free cash flow, which we define as cash flow from operations less capital expenditures; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding separation costs related to the spin-offs and the impact of a non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market, adjustments to the charges taken in connection with the 4Q17 U.S. tax legislation charge, the favorable resolution of a foreign tax matter related to the spin-off transactions, and the impact of a non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing, if and as noted in the release. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Q3’20 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Product sales	$5,885	$6,793	$17,933	$20,496
Service sales	1,912	2,293	5,804	6,717
Net sales	7,797	9,086	23,737	27,213
Costs, expenses and other
Cost of products sold (1)	4,315	4,775	12,852	14,244
Cost of services sold (1)	1,068	1,263	3,341	3,767
	5,383	6,038	16,193	18,011
Selling, general and administrative expenses (1)	1,103	1,296	3,524	4,046
Other (income) expense	62	(311)	(546)	(901)
Interest and other financial charges	101	96	264	266
	6,649	7,119	19,435	21,422
Income before taxes	1,148	1,967	4,302	5,791
Tax expense (benefit)	367	319	816	1,151
Net income	781	1,648	3,486	4,640
Less: Net income attributable to the noncontrolling interest	23	24	66	59
Net income attributable to Honeywell	$758	$1,624	$3,420	$4,581
Earnings per share of common stock - basic	$1.08	$2.26	$4.85	$6.33
Earnings per share of common stock - assuming dilution	$1.07	$2.23	$4.81	$6.25
Weighted average number of shares outstanding - basic	702.6	717.6	704.8	723.5
Weighted average number of shares outstanding - assuming dilution	709.6	726.7	711.6	732.8

(1)Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q3’20 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales	2020	2019	2020	2019
Aerospace	$2,662	$3,544	$8,566	$10,393
Honeywell Building Technologies	1,305	1,415	3,763	4,254
Performance Materials and Technologies	2,252	2,670	6,867	7,977
Safety and Productivity Solutions	1,578	1,457	4,541	4,589
Total	$7,797	$9,086	$23,737	$27,213

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Profit	2020	2019	2020	2019
Aerospace	$617	$908	$2,082	$2,653
Honeywell Building Technologies	282	297	794	868
Performance Materials and Technologies	442	582	1,373	1,790
Safety and Productivity Solutions	219	195	610	598
Corporate	(7)	(54)	(73)	(202)
Total segment profit	1,553	1,928	4,786	5,707
Interest and other financial charges	(101)	(96)	(264)	(266)
Stock compensation expense (1)	(40)	(37)	(118)	(112)
Pension ongoing income (2)	197	150	593	449
Other postretirement income (2)	13	12	40	35
Repositioning and other charges (3,4)	(144)	(96)	(486)	(306)
Other (5)	(330)	106	(249)	284
Income before taxes	$1,148	$1,967	$4,302	$5,791

(1)Amounts included in Selling, general and administrative expenses.
(2)Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(3)Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.
(4)Includes repositioning, asbestos, and environmental expenses.
(5)Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q3’20 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$14,036	$9,067
Short-term investments	972	1,349
Accounts receivable - net	6,878	7,493
Inventories	4,705	4,421
Other current assets	1,609	1,973
Total current assets	28,200	24,303
Investments and long-term receivables	673	588
Property, plant and equipment - net	5,419	5,325
Goodwill	15,666	15,563
Other intangible assets - net	3,494	3,734
Insurance recoveries for asbestos related liabilities	374	392
Deferred income taxes	154	86
Other assets	9,479	8,688
Total assets	$63,459	$58,679
LIABILITIES
Current liabilities:
Accounts payable	$5,270	$5,730
Commercial paper and other short-term borrowings	3,550	3,516
Current maturities of long-term debt	985	1,376
Accrued liabilities	7,379	7,476
Total current liabilities	17,184	18,098
Long-term debt	17,687	11,110
Deferred income taxes	1,474	1,670
Postretirement benefit obligations other than pensions	309	326
Asbestos related liabilities	1,845	1,996
Other liabilities	6,640	6,766
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,313	18,706
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$63,459	$58,679

Honeywell Q3’20 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$781	$1,648	$3,486	$4,640
Less: Net income attributable to the noncontrolling interest	23	24	66	59
Net income attributable to Honeywell	758	1,624	3,420	4,581
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	166	165	480	500
Amortization	89	98	268	319
Repositioning and other charges	144	96	486	306
Net payments for repositioning and other charges	(343)	(72)	(652)	(157)
Pension and other postretirement income	(210)	(162)	(633)	(484)
Pension and other postretirement benefit payments	(14)	(5)	(37)	(50)
Stock compensation expense	40	37	118	112
Deferred income taxes	(12)	(342)	(289)	(298)
Reimbursement receivables charge	350	—	350	—
Other	(84)	93	(369)	98
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(161)	(176)	615	(78)
Inventories	47	(3)	(284)	(276)
Other current assets	140	171	246	(68)
Accounts payable	(96)	(81)	(460)	(89)
Accrued liabilities	193	28	167	(133)
Net cash provided by (used for) operating activities	1,007	1,471	3,426	4,283
Cash flows from investing activities:
Expenditures for property, plant and equipment	(249)	(192)	(615)	(504)
Proceeds from disposals of property, plant and equipment	10	31	17	41
Increase in investments	(700)	(944)	(2,371)	(3,218)
Decrease in investments	1,045	1,155	2,634	3,318
Receipts (payments) from settlements of derivative contracts	(158)	175	(75)	245
Other	—	(4)	—	(4)
Net cash provided by (used for) investing activities	(52)	221	(410)	(122)
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	1,412	3,178	8,577	10,292
Payments of commercial paper and other short-term borrowings	(1,418)	(3,178)	(8,512)	(10,293)
Proceeds from issuance of common stock	66	47	163	425
Proceeds from issuance of long-term debt	3,004	2,696	10,105	2,725
Payments of long-term debt	(3,019)	(36)	(4,237)	(120)
Repurchases of common stock	(164)	(1,000)	(2,149)	(3,650)
Cash dividends paid	(636)	(595)	(1,921)	(1,798)
Other	(14)	(40)	(54)	(72)
Net cash provided by (used for) financing activities	(769)	1,072	1,972	(2,491)
Effect of foreign exchange rate changes on cash and cash equivalents	72	(81)	(19)	(49)
Net increase (decrease) in cash and cash equivalents	258	2,683	4,969	1,621
Cash and cash equivalents at beginning of period	13,778	8,225	9,067	9,287
Cash and cash equivalents at end of period	$14,036	$10,908	$14,036	$10,908

Honeywell Q3’20 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended September 30, 2020
Honeywell
Reported sales % change	(14)%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(14)%

Aerospace
Reported sales % change	(25)%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(25)%

Honeywell Building Technologies
Reported sales % change	(8)%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(8)%

Performance Materials and Technologies
Reported sales % change	(16)%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(16)%

Safety and Productivity Solutions
Reported sales % change	8%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	8%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q3’20 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,
	2020	2019
Segment profit	$1,553	$1,928
Stock compensation expense (1)	(40)	(37)
Repositioning, Other (2,3)	(161)	(109)
Pension and other postretirement service costs (4)	(41)	(30)
Operating income	$1,311	$1,752
Segment profit	$1,553	$1,928
÷ Net sales	$7,797	$9,086
Segment profit margin %	19.9%	21.2%
Operating income	$1,311	$1,752
÷ Net sales	$7,797	$9,086
Operating income margin %	16.8%	19.3%

(1)Included in Selling, general and administrative expenses.
(2)Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(3)Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(4)Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q3’20 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share (Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
	2020	2019
Earnings per share of common stock - assuming dilution (1)	$1.07	$2.23	$1.53	$2.16	$8.41
Pension mark-to-market expense (2)	—	—	—	0.13	0.13
Separation-related tax adjustment (3)	—	—	(0.27)	—	—
Impacts from U.S. Tax Reform	—	(0.15)	—	(0.23)	(0.38)
Reimbursement receivable charge (4)	$0.49	—	—	—	—
Adjusted earnings per share of common stock - assuming dilution	$1.56	$2.08	$1.26	$2.06	$8.16

(1) For the three months ended September 30, 2020 and 2019, adjusted earnings per share utilizes weighted average shares of approximately 709.6 million and 726.7 million. For the three months ended June 30, 2020, adjusted earnings per share utilizes weighted average shares of approximately 708.1 million. For the three and twelve months ended December 31, 2019 adjusted earnings per share utilizes weighted average shares of approximately 722.6 million and 730.3.
(2) Pension mark-to-market expense uses a blended tax rate of 24% for 2019.
(3) For the three months ended June 30, 2020, separation-related tax adjustment of $186 million ($186 million net of tax) includes the favorable resolution of a foreign tax matter related to the spin-off transactions.
(4) The impact due to a non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing.

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Honeywell Q3’20 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Cash provided by operating activities	$1,007	$1,471
Expenditures for property, plant and equipment	(249)	(192)
Free cash flow	758	1,279
Separation cost payments	—	7
Adjusted free cash flow	$758	$1,286
Net income attributable to Honeywell	758	1,624
Impacts from U.S. Tax Reform	—	(114)
Reimbursement receivable charge (1)	350	—
Adjusted net income attributable to Honeywell	$1,108	$1,510
Cash provided by operating activities	$1,007	$1,471
÷ Net income (loss) attributable to Honeywell	$758	$1,624
Operating cash flow conversion	133%	91%
Adjusted free cash flow	$758	$1,286
÷ Adjusted net income attributable to Honeywell	$1,108	$1,510
Adjusted free cash flow conversion %	68%	85%

(1) A non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q3’20 Results - 14

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019	Three Months Ended June 30, 2020
Segment profit	$2,032	$7,739	$1,385

Stock compensation expense (1)	(41)	(153)	(34)
Repositioning, Other (2,3)	(259)	(598)	(295)
Pension and other postretirement service costs (4)	(37)	(137)	(38)

Operating income	$1,695	$6,851	$1,018

Segment profit	$2,032	$7,739	$1,385
÷ Net sales	$9,496	$36,709	$7,477
Segment profit margin %	21.4%	21.1%	18.5%

Operating income	$1,695	$6,851	$1,018
÷ Net sales	$9,496	$36,709	$7,477
Operating income margin %	17.8%	18.7%	13.6%

(1)Included in Selling, general and administrative expenses.
(2)Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(3)Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(4)Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.
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Honeywell Q3’20 Results - 15

Honeywell International Inc.
Reconciliation of Expected Earnings per Share to Adjusted Earnings per Share (Unaudited)

	Three Months Ended December 31, 2020 (E)	Twelve Months Ended December 31, 2020 (E)

Earnings per share of common stock - assuming dilution (1)	$1.97 - $2.02	$6.78 - $6.83
Pension mark-to-market expense	—	—
Separation-related tax adjustment (2)	—	(0.27)
Reimbursement receivable charge (3)	—	0.49
Adjusted earnings per share of common stock - assuming dilution	$1.97 - $2.02	$7.00 - $7.05

(1) For the three and twelve months ended December 31, 2020, expected adjusted earnings per share utilizes weighted average shares of approximately 710 million and 711 million.
(2) For the twelve months ended December 31, 2020, separation-related tax adjustment of $186 million ($186 million net of tax) includes the favorable resolution of a foreign tax matter related to the spin-off transactions.
(3) The impact due to a non-cash $350M pre-tax and after-tax charge associated with the reduction in carrying value to present value of reimbursement receivables due from Garrett in relation to Garrett’s September 20, 2020 Chapter 11 bankruptcy filing.

We believe adjusted earnings per share, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.
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